Exhibit 10.ii.mmm.

SCHEDULE OF SERVICES

Brazil

Date: May 28, 2008

This Schedule of Services is issued pursuant to the Master Services Agreement dated December 29, 2006 (the “Agreement”), between The Mosaic Company, a Delaware corporation, and Cargill, Incorporated, a Delaware corporation, which Agreement is hereby incorporated into this Schedule of Services by reference.

1. Description of Services. Service Provider, Cargill Agricola S.A., will perform the following services for Mosaic Fertilizantes do Brasil S.A., Mosaic Fertilizantes Ltda., Fospar S.A. and Mosaic Fertilizantes Limited (collectively “MOSAIC”):

Information Technology	Attachment 1	$1,112,983
Human Resources	Attachment 2	$1,171,271
Procurement	Attachment 3	$79,802
Corporate Affairs	Attachment 4	$128,260
Office Services	Attachment 5	$242,889
Office Building (Condominium)	Attachment 6	$414,371
SSC (Shared Service Center)	Attachment 7	$104,713
Travel/Purchases	Attachment 8	$38,650
Employees Association	Attachment 9	$52,064
GOSC (Comm.Agreement)	Attachment 10	$623,198
Medical Services	Attachment 11	$26,354
TOTAL SERVICES:		$3,994,555
14.25% Service Tax ($4,635,683)		$663,818
TOTAL COST (after tax)		$4,658,373

2.	Term.

Service Provider will provide these services to Mosaic for a period of 12 months commencing June 1st, 2008 and expiring May 31 st, 2009.

3.	Compensation.

Service Provider will invoice these services on a monthly basis.

4.	Special Provisions: None.

CARGILL AGRICOLA S.A.

MOSAIC FERTILIZANTES DO BRASIL S.A.

MOSAIC FERTILIZANTES LTDA

FOSPAR S.A.

MOSAIC FERTILIZANTES LIMITED